     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997.


                                                      REGISTRATION NO. 333-31719

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                                 AMENDMENT NO.1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                METROCALL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            4812                           54-1215634
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            WILLIAM L. COLLINS, III
                            CHIEF EXECUTIVE OFFICER
                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                With a copy to:
                             GEORGE P. STAMAS, ESQ.
                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                                    PROPOSED     PROPOSED
                                                                     MAXIMUM      MAXIMUM
                                                        AMOUNT      OFFERING     AGGREGATE    AMOUNT OF
TITLE OF SECURITIES                                      TO BE      PRICE PER    OFFERING   REGISTRATION
TO BE REGISTERED                                      REGISTERED    SHARE(1)       PRICE         FEE
---------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share..............   7,497,458     $5.03     $37,721,586  $11,431(2)
=========================================================================================================


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices per share of Metrocall, Inc. common stock, par value $.01 per share, on July 14, 1997, as reported on the Nasdaq Stock Market's National Market.

(2) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



           2.1     Amended and Restated Asset Purchase Agreement by and among Page America and
                   Metrocall dated as of January 30, 1997.(a)
           2.2     Amendment to Asset Purchase Agreement by and among Page America and
                   Metrocall dated as of March 28, 1997.(b)
           2.3     Form of Certificate of Designation, Number, Powers, Preferences and
                   Relative, Participating, Optional and Other Rights of Metrocall, Inc. Series
                   B Junior Convertible Preferred Stock.(c)
           2.4     Registration Rights Agreement dated July 1, 1997 by and among Metrocall and
                   Page America.(d)
           2.5     Registration Rights Agreement dated July 1, 1997 by and among Metrocall and
                   Page America.(d)
           2.6     Indemnity Escrow Agreement dated July 1, 1997 by and among Page America and
                   Metrocall.(d)
           4.1     Specimen Certificate representing the Metrocall Common Stock.(e)
           5.1     Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered.(f)
          23.1     Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).
          23.2     Consent of Arthur Andersen LLP, as independent public accountants for
                   Metrocall, Inc.+
          23.3     Consent of Arthur Andersen LLP, as independent public accountants for O.R.
                   Estman, Inc. and Dana Paging, Inc.+
          23.4     Consent of Hutton, Patterson & Company, as independent accountants for
                   Parkway Paging, Inc.+
          23.5     Consent of Deloitte & Touche LLP, as independent auditors for A+ Network,
                   Inc.+
          23.6     Consent of Price Waterhouse LLP, as independent certified public accountants for Network Paging Corporation.+
          24       Power of Attorney (included in signature pages of this Registration
                   Statement).+


---------------
(a) Incorporated by reference to Metrocall's Registration Statement on Form S-4, as amended (File No. 333-21231), filed with the Commission on February 5, 1997.

(b) Incorporated by reference to Metrocall's Registration Statement, Amendment No. 2, on Form S-4 (File No. 333-21231), filed with the Commission on May 1, 1997.

(c) Incorporated by reference to Metrocall's Registration Statement, Amendment No. 1, on Form S-4 (File No. 333-21231), filed with the Commission on April 15, 1997.

(d) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on July 14, 1997.

(e) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-63886), filed with the Commission on July 12, 1993.


(f)  Amended exhibit filed herewith.



 +   Previously filed.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE COUNTY OF FAIRFAX, COMMONWEALTH OF VIRGINIA, ON JULY 22, 1997.


                                          METROCALL, INC.

                                          By: /s/ VINCENT D. KELLY

                                               ---------------------------------
                                               Name: Vincent D. Kelly
                                               Title:  Executive Vice President
                                                  and CFO


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                 CAPACITY                       DATE
--------------------------------------   --------------------------------------   --------------

                  *                      President, Chief Executive Officer and   July 22, 1997
--------------------------------------   Director (Principal Executive Officer)
       WILLIAM L. COLLINS, III

         /s/ VINCENT D. KELLY               Executive Vice President, Chief       July 22, 1997
--------------------------------------   Financial Officer (Principal Financial
           VINCENT D. KELLY                               and
                                                  Accounting Officer)

                  *                              Chairman of the Board            July 22, 1997
--------------------------------------
         RICHARD M. JOHNSTON
                  *                                     Director                  July 22, 1997
--------------------------------------
         RONALD V. APRAHAMIAN

                  *                                     Director                  July 22, 1997
--------------------------------------
         HARRY L. BROCK, JR.

                  *                                     Director                  July 22, 1997
--------------------------------------
           SUZANNE S. BROCK

                  *                                     Director                  July 22, 1997
--------------------------------------
        FRANCIS A. MARTIN, III

              SIGNATURE                                 CAPACITY                       DATE
--------------------------------------   --------------------------------------   --------------

--------------------------------------                  Director                  July   , 1997
            RYAL R. POPPA

                  *                                     Director                  July 22, 1997
--------------------------------------
         RAY D. RUSSENBERGER

                  *                                     Director                  July 22, 1997
--------------------------------------
          ELLIOTT H. SINGER

                  *                                     Director                  July 22, 1997
--------------------------------------
            MICHAEL GREENE

                  *                                     Director                  July 22, 1997
--------------------------------------
           ROYCE R. YUDKOFF

      *By: /s/ VINCENT D. KELLY
--------------------------------------
           VINCENT D. KELLY
           Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
-----------  --------------------------------------------------------------------------
     2.1     Amended and Restated Asset Purchase Agreement by and among Page America and Metrocall dated as of January 30, 1997.(a)
     2.2     Amendment to Asset Purchase Agreement by and among Page America and
             Metrocall dated as of March 28, 1997.(b)
     2.3     Form of Certificate of Designation, Number, Powers, Preferences and
             Relative, Participating, Optional and Other Rights of Metrocall, Inc.
             Series B Junior Convertible Preferred Stock.(c)
     2.4     Registration Rights Agreement dated July 1, 1997 by and among Metrocall and Page America.(d)
     2.5     Registration Rights Agreement dated July 1, 1997 by and among Metrocall and Page America.(d)
     2.6     Indemnity Escrow Agreement dated July 1, 1997 by and among Page America and Metrocall.(d)
     4.1     Specimen Certificate representing the Metrocall Common Stock.(e)
     5.1     Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered.(f)
    23.1     Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).
    23.2     Consent of Arthur Andersen LLP, as independent public accountants for
             Metrocall, Inc.+
    23.3     Consent of Arthur Andersen LLP, as independent public accountants for O.R.
             Estman, Inc. and Dana Paging, Inc.+
    23.4     Consent of Hutton, Patterson & Company, as independent accountants for
             Parkway Paging, Inc.+
    23.5     Consent of Deloitte & Touche LLP, as independent auditors for A+ Network,
             Inc.+
    23.6     Consent of Price Waterhouse LLP, as independent certified public accountants for Network Paging Corporation.+
    24       Power of Attorney (included in signature pages of this Registration
             Statement).+


---------------
(a) Incorporated by reference to Metrocall's Registration Statement on Form S-4, as amended (File No. 333-21231), filed with the Commission on February 5, 1997.

(b) Incorporated by reference to Metrocall's Registration Statement, Amendment No. 2, on Form S-4 (File No. 333-21231), filed with the Commission on May 1, 1997.

(c) Incorporated by reference to Metrocall's Registration Statement, Amendment No. 1, on Form S-4 (File No. 333-21231), filed with the Commission on April 15, 1997.

(d) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on July 14, 1997.

(e) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-63886), filed with the Commission on July 12, 1993.


(f)  Amended exhibit filed herewith.



 +   Previously filed.